Exhibit 15

July 26, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, 333-203697, 333-210978, and 333-217494 on Form S-8 and 333-216126 on Form S-3.

Commissioners:

We are aware that our report dated July 26, 2017 on our review of interim financial information of Ford Motor Company (the “Company”) for the three and six month periods ended June 30, 2017 and June 30, 2016 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan